Exhibit 4.1

EXECUTION VERSION

CLECO CORPORATE HOLDINGS LLC,

as Issuer,

and

WELLS FARGO BANK, N.A.,

as Trustee

Indenture

Dated as of May 17, 2016

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	8.15
	(a)(4)	Not Applicable
	(b)	8.08, 8.10
§311	(a)	8.13
	(b)	8.13
	(c)	8.13
§312	(a)	9.01
	(b)	9.01
	(c)	9.01
§313	(a)	9.02
	(b)(1)	Not Applicable
	(b)(2)	9.02
	(c)	9.02
	(d)	9.02
§314	(a)	9.02, 5.05
	(a)(4)	5.05
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
§315	(a)	8.01(a), 8.03
	(b)	8.02
	(c)	8.01(b)
	(d)	8.01(c)
	(d)(1)	8.01(a)(1), 8.01(c)(1)
	(d)(2)	8.01(c)(2)
	(d)(3)	8.01(c)(3)
	(e)	7.14
§316	(a)	7.12, 7.13
	(a)(1)(A)	7.02, 7.12
	(a)(1)(B)	7.13
	(a)(2)	Not Applicable
	(b)	7.08
	(c)	1.04
§317	(a)(1)	7.03
	(a)(2)	7.05
	(b)	5.03
§318	(a)	1.07

i

v

INDENTURE, dated as of May 17, 2016 between CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company (the “Company”), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein; and all acts necessary to make this Indenture a legal, valid and binding agreement of the Company have been performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is hereby covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities or of series thereof (except as otherwise contemplated herein), as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 General Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company, at the date of the execution and delivery of this Indenture;

(d) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accession Agreement” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

“Additional Senior Indebtedness” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Administrative Agent” means Mizuho Bank, Ltd., in its capacity as administrative agent for the lenders under the Credit Agreement.

“Advisor” means, with respect to any Fund, any entity which provides advice in relation to the management of investments of such Fund in a manner which is substantially the same as the manner in which a Manager would provide such advice.

“Affiliate” means (i) with respect to any Person that is not a Fund or a direct or indirect subsidiary of a Fund, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and (ii) with respect to any Person that is a Fund or is a direct or indirect subsidiary of a Fund, any Manager or Advisor of such Fund and any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any such Manager or Advisor (including, for the avoidance of doubt, any Fund or any direct or indirect subsidiary of any Fund which is Controlled by any such Person).

“Agents” means the Administrative Agent and the Collateral Agent.

“Authenticating Agent” means any Person (other than the Company or any Affiliate thereof) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

“Authorized Officer” means, (i) with respect to any Person that is a corporation or a limited liability company, the chairman, any director or manager, the president, any vice president or the Financial Officer of such Person or any other Person authorized to act on behalf of such corporation or limited liability company in respect of the action, and (ii) with respect to any Person that is a partnership, any director or manager, the president, any vice president or the Financial Officer of a general partner or managing partner of such Person or any other Person authorized to act on behalf of such partnership in respect of the action.

“Board of Managers” means the board of managers of the Company, or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Managers and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.

“Collateral” means (i) the Pledged Debt, (ii) the Pledged Equity, (iii) any other assets from time to time subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations as required under the Secured Obligation Documents; and (iv) all proceeds of the foregoing; provided, however, “Collateral” shall not include cash collateral granted for a specific purpose under any Secured Obligation Document as long as such cash collateral is permitted under the terms of each other Secured Obligation Document and not required to be subject to a Lien in favor of the Collateral Agent for the benefit of any other Secured Parties to secure the Secured Obligations of such other Secured Parties.

“Collateral Agent” means Wells Fargo Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor collateral agent under the Pari Passu Intercreditor Agreement.

“Collateral Release Date” means the date on which all of the conditions set forth in Section 12.03(a) have been satisfied.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date of the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request, as the case may be, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, by contract or otherwise, which, for the avoidance of doubt, shall include, with respect to any Fund, any Manager or Advisor of such Fund. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution and delivery of this Indenture is located at Wells Fargo Bank, N.A., 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201, Attention: Corporate, Municipal and Escrow Services or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, association, company, joint stock company or business trust.

“Credit Agreement” means the Credit Agreement, dated as of April 13, 2016, among the Company, the Administrative Agent and the lenders party thereto, as amended, restated or otherwise modified from time to time.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Securities of any series issuable or issued as a Global Note, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act of 1934 or other applicable statute or regulation.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means (i) with respect to Securities denominated in Dollars, Government Obligations; or (ii) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 3.01.

“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means, as of any time, the Securities Exchange Act of 1934, as amended, or any successor statute, as in effect at such time.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Managers.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president finance, treasurer or assistant treasurer of the Company or individual holding a similar position.

“Fund” means any investment company, limited partnership, general partnership or other collective investment scheme or any body corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purposes.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

“Global Note” means, with respect to any series of Securities issued hereunder, a Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with Section 2.03 of this Indenture and any indenture supplemental hereto.

“Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state or local government or political subdivision thereof, any central bank or other entity exercising executive, legislative, judicial, treasury, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question (including any supra national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Hedge Provider” means any Person that is a lender under the Credit Agreement or a holder of any Additional Senior Indebtedness or Permitted Refinancing Indebtedness or an Affiliate of any thereof at the time it enters into a Secured Hedge Agreement, in each case that at the time it enters into the applicable Secured Hedge Agreement, is a United States commercial bank or financial institution or a United States branch of a foreign commercial bank or financial institution; provided that such Hedge Provider executes an Accession Agreement pursuant to the terms of the Pari Passu Intercreditor Agreement.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means:

(i) all indebtedness of such Person for borrowed money,

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person,

(iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person,

(v) any capital lease obligations (and the amount of these obligations shall be the amount so capitalized),

(vi) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person,

(vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests,

(viii) all net obligations of such Person pursuant to hedging transactions,

(ix) all guarantees of such Person in respect of obligations of the kind referred to in clauses (i) through (viii) above, and

(x) all Indebtedness of the type referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but only to the extent of the lesser of such Indebtedness or the value of the property secured by such Lien.

For purposes of this definition, the amount of the liability of such Person with respect to any hedge agreement (or similar agreement or arrangement) at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such hedging agreement were terminated at such time.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be amended and/or supplemented by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Intercreditor Agent” means Mizuho Bank, Ltd., in its capacity as intercreditor agent under the Pari Passu Intercreditor Agreement, and any successor intercreditor agent under the Pari Passu Intercreditor Agreement.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuing Bank” has the meaning assigned to such term in the Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Notice of Default” has the meaning specified in Section 7.01(c).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Securities, this Indenture, and the Security Documents, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a case under Title 11, U.S. Code or any similar federal or state law for relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such case.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee or Affiliate of the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled or delivered to the Trustee for cancellation;

(ii) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 6.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given or made any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this proviso) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, further, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; provided, further, that in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Pari Passu Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement dated as of April 13, 2016, as amended, restated or otherwise modified from time to time, among the Company, the Collateral Agent, the Administrative Agent, the Intercreditor Agent, the Trustee (pursuant to an Accession Agreement dated as of the date hereof) and the other agents, trustees or other Persons from time to time party thereto.

“Paying Agent” means any Person, including the Company, authorized to pay the principal of, and premium, if any, or interest, if any, on any Securities on behalf of the Company in accordance with Section 5.02.

“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any nature or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (i) the Company diligently pursues such contest, (ii) the Company establishes adequate reserves with respect to the contested claim to the extent required by GAAP and (iii) such contest would not reasonably be expected to result in a breach of the covenant described in an Event of Default described in Section 7.01(i) or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Company under this Indenture), being incurred by the Trustee or any of the Holders.

“Permitted Liens” means:

(i) mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(ii) Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(iii) Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;

(iv) Liens arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;

(v) Liens securing judgments that do not constitute an Event of Default described in Section 7.01(i);

(vi) zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company;

(vii) Liens that have been placed by a third party on the fee title of leased real property or property over which the Company has easement rights, and subordination or similar agreements relating thereto;

(viii) Liens (A) pursuant to the Security Documents securing the Secured Obligations and (B) from and after the Collateral Release Date, securing Indebtedness in an aggregate principal amount not to exceed 15% of the Fair Market Value of the property and assets of the Company;

(ix) agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned person or assets;

(x) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);

(xi) leases or subleases granted to others that do not materially interfere with the business of the Company and its subsidiaries, or Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases;

(xii) Liens securing or deposits securing obligations of the Company and its subsidiaries with respect to workers’ compensation, unemployment insurance and other types of social security; and

(xiii) Liens permitted under the Credit Agreement (or any amendments, modifications, refinancings or replacements thereof) other than Liens securing obligations of the Company under or in connection with the Credit Agreement (or any amendments, modifications, refinancings or replacements thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company issued in exchange for, or the net cash proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Company; provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all reasonable out of pocket expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses reasonably incurred in connection therewith);

(ii) such Permitted Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of an Authorized Officer of the Company delivered to the Intercreditor Agent and the Trustee at least five Business Days (or such shorter period satisfactory to the Trustee) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Intercreditor Agent or Trustee notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(iv) the direct or any contingent obligor with respect to such Permitted Refinancing Indebtedness is not changed from the direct or contingent obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(v) the Permitted Refinancing Indebtedness is not secured by any collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded; and

(vi) such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive taken as a whole, and shall not, taken as a whole, be materially less favorable, in any respect on the Company or its subsidiaries than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded;

provided that the foregoing requirements shall not apply to pricing terms in respect of any Indebtedness being so refinanced, renewed, replaced, defeased or refunded so long as such pricing is consistent with then-prevailing market pricing.

“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment,” when used with respect to the Securities of any series, or Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which, subject to Section 5.02, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

“Pledge Agreement” means the Pledge Agreement, dated as of April 13, 2016, by the Company, as pledgor, in favor of the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time).

“Pledged Debt” means all Indebtedness from time to time owed to the Company by Cleco Power LLC, a Louisiana limited liability company, with respect to which a Lien is purported to be created under the Pledge Agreement.

“Pledged Equity” means all Equity Interests in Cleco Power LLC, a Louisiana limited liability company, from time to time owned or acquired by the Company in any manner, with respect to which a Lien is purported to be created under the Pledge Agreement.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Secured Hedge Agreement” means any interest rate protection agreement, interest rate option agreement, interest rate hedge agreement or other similar agreement or arrangement between one or more Hedge Providers and the Company designed to protect against fluctuations in interest rates that is permitted under the terms of the Secured Obligation Documents then in effect to share in the Collateral.

“Secured Obligation Documents” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Secured Obligations” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Secured Parties” means, collectively, the Agents, the lenders under the Credit Agreement, the Issuing Banks, the Trustee, the Holders, the Hedge Providers, the holders of Additional Senior Indebtedness or Permitted Refinancing Indebtedness, and each co-agent or sub-agent appointed by an Agent from time to time pursuant to the Credit Agreement or the Pari Passu Intercreditor Agreement, as applicable.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Securities Act” means, as of any time, the Securities Act of 1933, as amended, or any successor statute, as in effect at such time.

“Security Documents” means, collectively, the Pari Passu Intercreditor Agreement, the Pledge Agreement and, to the extent required under any Secured Obligation Document or otherwise agreed to in writing by the Company in its sole discretion, each other security agreement, pledge agreement or other similar agreement delivered to the Collateral Agent for the benefit of the Secured Parties that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Exchange Act.

“Special Record Date” for the payment of any Unpaid Interest on the Securities of any series means a date fixed by the Company pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which a Security by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (i) if the Company’s obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (ii) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor” has the meaning specified in Section 10.01(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.

“Tranche” means a group of Securities which (i) are of the same series and (ii) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, as amended, or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

“United States” means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

“Unpaid Interest” has the meaning specified in Section 3.07.

SECTION 1.02 Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or written request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an

Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03 Content and Form of Documents Delivered to Trustee.

(a) Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, unless, in any case, such Authorized Officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

(b) Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 13.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The ownership of Securities and principal amount of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Company, bear a notation in form approved by the Company as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g) The Company may, at its option, by Company Order fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall not have any obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders of Securities of any series entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 7.02, any request to institute proceedings referred to in Section 7.07 or any direction referred to in Section 7.12, in each case with respect to Securities of such series. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding Section 1.04(e)); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

SECTION 1.05 Notices, Etc. to Trustee or Company. Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of such party, or transmitted by facsimile transmission, to the applicable address set forth for such party below or otherwise as such party shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set forth for such party below or to such other address as such party may from time to time designate:

If to the Trustee, to:

Wells Fargo Bank, N.A.

MAC T9263-170

750 N. Saint Paul Place

Dallas, Texas 75201

Attention: Corporate Municipal & Escrow Services

Facsimile: (214) 756-7401

If to the Company, to:

Cleco Corporate Holdings LLC

2030 Donahue Ferry Rd.

Pineville, Louisiana 71360-5226

Attention: Julia Callis

Facsimile: (318) 484-7697

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission on the date of transmission, and if transmitted by registered mail or overnight delivery service on the date of receipt.

SECTION 1.06 Notices to Holders of Securities; Waiver.

(a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

(c) Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(d) Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the rules and procedures of the Depositary.

SECTION 1.07 Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10 Separability Clause. In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law; Waiver of Jury Trial. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a contrary provision in the Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.14 USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, the Paying Agent and the

Security Registrar, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee, the Paying Agent and the Security Registrar with such information as they may reasonably request in order to satisfy the requirements of the USA Patriot Act.

SECTION 1.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.16 Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE II

SECURITY FORMS

SECTION 2.01 Forms Generally.

(a) The definitive Securities of each series shall be in substantially the form or forms established in the Officer’s Certificate, the indenture supplemental hereto or the Board Resolution establishing such series, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form or forms of Securities of any series are established in an Officer’s Certificate or a Board Resolution, such Officer’s Certificate or Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

(b) The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series described in the within-mentioned Indenture and authorized by the Officer’s Certificate/indenture supplement thereto/Board Resolution dated             .

as Trustee

By:
Authorized Signatory

SECTION 2.03 Securities Issued in the Form of a Global Note.

(a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Note or Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Note or Global Notes, (ii) may provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges, (iii) shall be registered in the name of the Depositary for such Global Note or Global Notes or its nominee, (iv) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (v) shall bear a legend in accordance with the requirements of the Depositary.

(b) Notwithstanding any other provision of this Section 2.03 or of Section 3.05, subject to the provisions of Section 2.03(c), unless the terms of a Global Note expressly permit such Global Note to be exchanged in whole or in part for individual Securities in certificated form, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.04, only to a nominee of the Depositary for such Global Note, or to the Depositary, or to a successor Depositary for such Global Note selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Security for such series shall no longer be eligible or in good standing as a “clearing agency” under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Note, will authenticate and deliver individual Securities of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

(ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global

Notes shall no longer be represented by such Global Note or Global Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Note or Global Notes, will authenticate and deliver individual Securities of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such Global Note or Global Notes representing such series in exchange for such Global Note or Global Notes.

(iii) If there shall have occurred an Event of Default with respect to a series of Securities, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for the Global Note or Global Notes of such series, will authenticate and deliver individual Securities of such series of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such Global Note or Global Notes representing such series in exchange for such Global Note or Global Notes.

(iv) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Note, the Depositary for such Global Note may surrender such Global Note in exchange in whole or in part for individual Securities of such series of like tenor and terms in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Securities delivered to Holders thereof.

(v) In any exchange provided for in any of Sections 2.03(c)(i) through (iv), the Company will execute and the Trustee will authenticate and deliver individual Securities in certificated form in authorized denominations. Subject to Section 3.04, in the case of certificated Securities issued in exchange for Global Notes bearing any legend setting forth restrictions on transfer in compliance with the Securities Act, such certificated Securities will bear, and be subject to, such legend. Upon the exchange of the entire principal amount of a Global Note for individual certificated Securities, such Global Note shall be canceled by the Trustee. Except as provided in Section 2.03(c)(iv), Securities issued in exchange for a Global Note pursuant to this Section 2.03 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such Securities to the Persons in whose names the Securities are registered.

(vi) Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding

Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.03 with respect thereto. Subject to the provisions of Section 3.03, the Trustee shall deliver and redeliver any such Global Note in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 has been, or simultaneously is, delivered, any instructions by the Company with respect to such Global Note shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

ARTICLE III

THE SECURITIES

SECTION 3.01 Amount Unlimited; Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Subject to Section 3.01(c), prior to the authentication and delivery of Securities of any series there shall be established by specification in an Officer’s Certificate, a supplemental indenture or a Board Resolution:

(i) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(ii) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 4.06 or 11.06 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(iii) the Persons (without specific identification) to whom interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(iv) the date or dates on which the principal of the Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Securities of such series, or any Tranche thereof, and the duration of any such extension;

(v) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, and the right, if any, to extend the interest payment periods and the duration of any such extension; if different from the rate or rates at which such

Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; the basis of computation of interest, if other than as provided in Section 3.10; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(vi) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (A) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (B) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (C) exchanges of Securities of such series, or any Tranche thereof, may be effected and (D) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(vii) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(viii) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 4.04 in the case of mandatory redemption or redemption at the option of the Holder;

(ix) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) in excess thereof;

(x) the currency or currencies, including composite currencies, in which payment of the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars) and the formulary or other method or other means by which the equivalent of any such amount in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Securities deemed to be Outstanding at any time;

(xi) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(xii) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(xiii) if the amount payable in respect of the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to Section 3.01(a)(v));

(xiv) if other than the entire principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(xv) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(xvi) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 6.01;

(xvii) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (A) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (B) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (C) any and all other matters incidental to such Securities;

(xviii) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by Section 11.01(f);

(xix) to the extent not established pursuant to Section 3.01(a)(xvii), any limitations on the rights of the Holders of the Securities of such series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(xx) any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

(xxi) any non-applicability of Section 5.06 to the Securities of such series or any exceptions or modifications of Section 5.06 with respect to the Securities of such series; and

(xxii) any other terms of the Securities of such series, or any Tranche thereof.

(b) Unless otherwise specified with respect to a series of Securities as contemplated by Section 3.01(a)(ii), any limit upon the aggregate principal amount of a series of Securities may be increased without the consent of any Holders and additional Securities of such series may be authenticated and delivered up to the limit upon the aggregate principal amount authorized with respect to such series as so increased.

(c) Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section 3.01, would affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

SECTION 3.02 Denominations. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) in excess thereof.

SECTION 3.03 Execution; Dating; Authentication.

(a) Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

(b) Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers shall bind the Company, notwithstanding that such individuals, or any of them, have ceased to be such Authorized Officers prior to the authentication and delivery of such Securities or were not such Authorized Officers at the date of such Securities.

(c) The Trustee shall authenticate and deliver Securities of a series for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(i) the instrument or instruments establishing the form or forms and terms of the Securities of such series as provided in Sections 2.01 and 3.01;

(ii) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an Officer’s Certificate, an indenture supplemental hereto or a Board Resolution, all as contemplated by Sections 2.01 and 3.01, establishing such terms acceptable to the Trustee, by which such terms are to be established (which terms may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to electronic instructions from the Company or any agent or agents thereof), in accordance with the instrument or instruments delivered pursuant to Section 3.03(c)(i);

(iii) Securities of such series, each executed on behalf of the Company by an Authorized Officer;

(iv) an Opinion of Counsel to the effect that:

(A) (1) the form or forms of such Securities have been duly authorized by the Company, and (2) the forms of such Securities have been established in conformity with the provisions of this Indenture;

(B) (1) the terms of such Securities have been duly authorized by the Company, and (2) the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(C) when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute legal, valid and binding obligations of the Company, entitled to the benefits provided by this Indenture;

(d) If the form or terms of the Securities of any series have been established by or pursuant to an Officer’s Certificate or Board Resolution as permitted by Sections 2.01 or 3.01, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e) Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of the authentication of such Security.

(f) Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such

Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if (i) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (ii) the Company shall deliver such Security to the Security Registrar for cancellation as provided in Section 3.09 and (iii) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.02 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

(b) Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holders thereof, for definitive Securities of such series or Tranche, upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 5.02 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company, except as aforesaid, shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

(c) Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 3.05 Registration; Registration of Transfer; Exchange.

(a) The Company shall cause to be kept in one of the offices designated pursuant to Section 5.02, with respect to the Securities of each series, or any Tranche thereof, a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series, and such Person is referred to herein, with respect to such series, as the “Security Registrar”. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices or an office of any Affiliate as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself or any Affiliate as the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

(b) Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, upon presentment for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 5.02 in a Place of Payment for such series or Tranche, and further upon satisfaction of any conditions prescribed by applicable law, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

(c) Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged, at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon presentment of the Securities to be exchanged at any such office or agency. Whenever any Securities are so presented for exchange and upon satisfaction of any conditions prescribed by applicable law, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d) All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same respective obligations, and being entitled to the same benefits under this Indenture, as the Securities presented upon such registration of transfer or exchange.

(e) Every Security presented for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f) Unless otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 4.06 or 11.06 not involving any transfer.

(g) The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (i) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date of a mailing of a notice of redemption identifying the Securities of such series or Tranche called for redemption or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If any mutilated Security is presented to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security is held by a Person deemed to be a protected purchaser under applicable law, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the conditions set forth in the next preceding paragraph, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

(e) Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Securities of such series duly issued hereunder.

(f) The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07 Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

(b) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, including without limitation interest the payment period for which has been extended as specified with respect to such series as contemplated by Section 3.01 (herein called “Unpaid Interest”), shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Unpaid Interest may be paid by the Company, at its election in each case, as provided in clauses (i) or (ii) below:

(i) The Company may elect to make payment of any Unpaid Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Unpaid Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Unpaid Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Unpaid Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Unpaid Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Unpaid Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of written notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Unpaid Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register. Notice of the proposed payment of such Unpaid Interest and the Special Record Date therefor having been so mailed, such Unpaid Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

(ii) The Company may make payment of any Unpaid Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08 Persons Deemed Owners. Prior to the due presentment of any Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company nor the Trustee, or any agent of the Company or the Trustee, shall be affected by notice to the contrary.

SECTION 3.09 Cancellation by Security Registrar. All Securities presented for payment, redemption, registration of transfer or exchange shall, if presented to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the Security Registrar’s customary procedures. The Security Registrar shall, upon written request of the Company, promptly deliver to the Company and the Trustee evidence of any cancellation by it of a Security, and of any disposition by it of a canceled Security, in accordance with this Section 3.09.

SECTION 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year 26 consisting of twelve (12) thirty (30) day months, and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11 Payment to Be in Proper Currency. In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the

Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its gross negligence or willful misconduct.

SECTION 3.12 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN” or other numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

SECTION 4.01 Applicability of Article. Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche) in accordance with this Article Four.

SECTION 4.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least five (5) Business Days before the date of giving notice of the redemption pursuant to Section 4.04 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed and any additional information the Trustee must provide to the Holders in accordance with Section 4.04. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 4.03 Selection of Securities to Be Redeemed.

(a) If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the series of Securities is listed or, if the series of Securities is not listed on a national securities exchange, on a pro rata basis, by lot or, including in the case of Securities in global form, by such other method in accordance with the procedures of the Depositary, and which may, in any case, provide for the selection for redemption of portions (in any authorized denomination for Securities of such series or Tranche) of the principal amount of Securities of such series or Tranche having a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

(b) The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 4.04 Notice of Redemption.

(a) Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

(b) All notices of redemption shall state:

(i) the Redemption Date,

(ii) the Redemption Price,

(iii) if less than all the Securities of any series or Tranche are to be redeemed, the portion of the principal amount of any Security to be redeemed in part,

(iv) that on the Redemption Date the Redemption Price, together with accrued interest (including additional interest), if any, to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest (including additional interest), if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Securities that such surrender shall not be required,

(vi) that the redemption is for a sinking or other fund, if such is the case,

(vii) the CUSIP number, and that no representation is made to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(viii) such other matters as the Company shall deem desirable or appropriate.

(c) With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 6.01, such notice may state that the Securities are to be refinanced by the issuance of other Indebtedness by the Company or any of its Affiliates, in which event such redemption shall be conditional upon the receipt by the Company (or its Affiliate), on or prior to the date fixed for such redemption, of proceeds of such Indebtedness sufficient to pay the principal of and premium, if any, and interest, if any, on the Securities being redeemed, and if such money shall not have been so received, such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption. If a notice of redemption of Securities does not include such a statement, such notice of redemption may not be conditional and once such notice of redemption is sent, Securities called for redemption under such notice shall become irrevocably due and payable on the Redemption Date at the Redemption Price set forth in such notice. Notices of redemption, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

(d) Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five (5) Business Days before the date of giving notice of the redemption pursuant to this Section 4.04 (unless a shorter notice shall be satisfactory to the Trustee) or five (5) Business Days before the date of giving any notice of non-satisfaction of a condition for redemption as aforesaid (unless a shorter notice shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice pursuant to this Section 4.04. Notice of mandatory redemption of Securities shall be given by the Trustee in the name and at the expense of the Company.

SECTION 4.05 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest (including additional interest), if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, and in any event prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price, together with accrued interest (including additional interest), if any, to, but excluding, the Redemption Date, on all Securities to be redeemed on that Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 3.01 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 3.07.

SECTION 4.06 Securities Redeemed in Part. Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee, as the case may be, duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE V

COVENANTS

SECTION 5.01 Payment of Securities. The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

SECTION 5.02 Maintenance of Office or Agency.

(a) The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 1.06. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

(b) The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.06, of any such designation or rescission and of any change in the location of any such other office or agency.

(c) Anything herein to the contrary notwithstanding, any office or agency required by this Section 5.02 may be maintained at an office of the Company or any Affiliate thereof, in which event the Company or such Affiliate, as the case may be, shall perform all functions to be performed at such office or agency.

SECTION 5.03 Money for Securities Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee in writing of any failure by the Company (or any other obligor on such Securities) to make any payment of principal or premium, if any, or interest, if any, on such Securities.

(b) Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

(c) The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Trustee written notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of and premium, if any, or interest, if any, on such Securities; and

(iii) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

(d) The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Six; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) To the extent permitted by applicable Governmental Rule, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 5.04 Corporate Existence. Subject to the rights of the Company under Article Ten, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

SECTION 5.05 Statements of Officers of Issuer as to Compliance; Notice of Default.

(a) The Company shall deliver to the Trustee, within one hundred twenty days (120) days after the end of each fiscal year ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a default or an Event of Default shall have occurred, describing all such defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b) The Company shall promptly (which shall be no more than thirty (30) days following the date on which the Company becomes aware of any event which would constitute an Event of Default) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.06 Limitation on Liens. The Company shall not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other Lien upon, any of the Company’s assets or property, whether owned on the date hereof or acquired thereafter, to secure any Indebtedness, other than Permitted Liens; provided, however, that any Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Securities are equally and ratably secured pursuant to the terms of the Pari Passu Intercreditor Agreement with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

SECTION 5.07 Reports and Other Information.

(a) At all times whether or not the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act the Company shall furnish to the Trustee, so long as any series of Securities is outstanding, within the time periods specified in the Commission’s rules and regulations that would be applicable if the Company were a “non-accelerated filer” subject to such rules and regulations:

(i) all annual and quarterly reports that would be required to be filed with the Commission on Forms 10-K and 10-Q if the Company were required to file such reports; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) The Company shall prepare all such reports within the time periods specified in Section 5.07(a), in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by its independent registered public accounting firm or independent auditors. In addition, the Company shall file a copy of each of the reports referred to in Sections 5.07(a)(i) and (ii) with the Commission for public availability within the time periods specified in Sections 5.07(a)(i) and (ii) (unless the Commission will not accept such a filing). The Company shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company shall use its reasonable best efforts to post the reports referred to in Sections 5.07(a)(i) and (ii) on its website within the time periods specified therein. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee on the date filed.

(c) Delivery or furnishing of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt or deemed receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) or posted on the Company’s website.

SECTION 5.08 Payment of Taxes and Other Claims. The Company shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of any Securities.

SECTION 5.09 Payments for Consent. The Company shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Securities, unless such consideration is offered to all Holders of such Securities and is paid to all Holders of such Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.10 Information Regarding Collateral.

(a) Until the Collateral Release Date, the Company will furnish to the Collateral Agent, with a copy to the Trustee, prompt written notice of any change in the Company’s (i) legal name, (ii) jurisdiction of incorporation or (iii) identity or corporate structure. The Company will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made promptly following any such change (and in no event later than the expiry any applicable statutory period) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

(b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall, if the Collateral Release Date has not occurred, deliver to the Trustee and the Holders of Securities a certificate of a Financial Officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

SECTION 5.11 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in:

(a) any covenant or restriction specified with respect to the Securities of any one or more series, or any Tranche or Tranches thereof, as contemplated by Section 3.01 or by Section 11.01(b) if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any matters contemplated in Sections 11.02(a), (b) or (c) without consent of the Holders specified in such Section; and

(b) Section 5.04 or Article Ten if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE VI

SATISFACTION AND DISCHARGE

SECTION 6.01 Satisfaction and Discharge of Securities.

(a) Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for purposes of this Indenture and, at the Company’s election, the entire Indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust:

(i) money in an amount which shall be sufficient; or

(ii) in the case of a deposit made before the Maturity of such Securities or portions thereof that shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, Eligible Obligations, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient; or

(iii) a combination of clauses (i) or (ii) which shall be sufficient,

in each case, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section 6.01 shall be held in trust, as provided in Section 6.03;

(y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of a nationally-recognized investment bank, appraisal firm or firm of independent accountants, selected by the Company, to the effect that the other requirements set forth in Section 6.01(a)(ii) and, if applicable, Section 6.01(a)(iii) have been satisfied; and

(z) if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating that the money and Eligible Obligations are sufficient to pay the Securities being redeemed and the Company’s intention that, upon delivery of such Officer’s Certificate, its Indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section 6.01.

(b) Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section 6.01, together with the documents required by Sections 6.01(a)(x), (y) and (z) above and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel that the conditions set forth in this Section 6.01 have been met, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire Indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section 6.01. In the event that all of the conditions set forth in Section 6.01(a) shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in Section 6.01(a)(z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Indenture or of any of the covenants of the Company under Article Five (except the covenants contained in Sections 5.02 and 5.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01 or Section 12.01(b), but the Indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel that the conditions set forth in this Section 6.01 have been met, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

(c) If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section 6.01, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 4.03 for selection for redemption of less than all the Securities of a series or Tranche.

(d) In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Indebtedness of the Company shall have been satisfied and discharged, all as provided in this Section 6.01, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

(e) Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 3.04, 3.05, 3.06, 4.04, 5.02, 5.03, 8.07 and 8.14 and this Article Six shall survive.

(f) The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

(g) Anything herein to the contrary notwithstanding, (i) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s Indebtedness in respect thereof would be deemed to have been satisfied and discharged pursuant to this Section 6.01 (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (A) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or any representative thereof (designated in writing by the Company or any court or Governmental Authority), under any applicable Federal or State bankruptcy, insolvency or other similar law or (B) are unable to apply any money with respect to such Security by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Indebtedness of the Company in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (ii) any satisfaction and discharge of the Indebtedness of the Company in respect of any Security shall be subject to the provisions of Section 5.03(e).

SECTION 6.02 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as hereinafter expressly provided), and, upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel that the conditions set forth in this Section 6.02 have been met, the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to effect, evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(i) no Securities remain Outstanding hereunder; and

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with Section 6.01(g), any Security previously deemed to have been paid for purposes of this Indenture shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments and opinions the Trustee shall reasonably request to evidence and acknowledge the same.

(b) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 4.04, 5.02, 5.03, 8.07 and 8.14 and this Article Six shall survive.

(c) Upon satisfaction and discharge of this Indenture as provided in this Section 6.02, the Trustee shall turn over to the Company any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities (other than money and Eligible Obligations held by the Trustee pursuant to Section 6.03).

SECTION 6.03 Application of Trust Money. Neither the Eligible Obligations nor the money deposited pursuant to Section 6.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 5.03; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in Section 6.01(a)(y), be invested in Eligible Obligations of the type described in Section 6.01(a)(ii) maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture; and provided, further, that any moneys held in accordance with this Section 6.03 on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

SECTION 7.01 Events of Default. “Event of Default,” wherever used herein with respect to the Securities of any series, means any of the following events which shall have occurred and be continuing:

(a) failure to pay interest, if any, on any Security of such series within thirty (30) days after the same becomes due and payable; provided, however, that no such failure shall constitute an “Event of Default” if the Company shall have made a valid extension of the interest payment period with respect to the Securities of such series if so provided with respect to such series as contemplated by Section 3.01;

(b) failure to pay the principal of or premium, if any, on any Security of such series at maturity, upon redemption, upon required purchase, upon acceleration or otherwise; provided, however, that no such failure shall constitute an “Event of Default” if the Company shall have made a valid extension of the Maturity of the Securities of such series if so provided with respect to such series as contemplated by Section 3.01;

(c) failure to perform or breach of any covenant, representation, warranty or other agreement of the Company in this Indenture, the Securities or the Security Documents (other than a default referred to in Section 7.01(a) or (b)) for a period of sixty (60) days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period (not to exceed a total period of one hundred twenty (120) days) if corrective action is initiated by the Company within such period and the Company provides the Trustee and the Holders written notice that such corrective action is being diligently pursued (provided that the Company’s failure to provide such notice shall not affect the validity of any such extension);

(d) the occurrence of an event of default (howsoever defined), as defined in any instrument of the Company or any Significant Subsidiary under which there is or by which there is evidenced any Indebtedness of the Company or any Significant Subsidiary, that has resulted in the acceleration of such Indebtedness in excess of $50 million, or any default in payment of indebtedness in excess of $50 million at final maturity, after the expiration of any applicable grace or cure periods; provided that the waiver or cure of any such default under any such instrument or Indebtedness shall constitute a waiver and cure of the corresponding Event of Default under this Indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under this Indenture;

(e) the repudiation by the Company of any of its obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Company for any reason if such unenforceability shall be applicable to (i) Collateral having an aggregate Fair Market Value of $50 million or more or (ii) the Pledged Equity and any such unenforceability has not been cured within sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Securities as provided in Section 7.02;

(f) any Security Document or any Lien purported to be granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected and any such unenforceability or lack of perfection has not been cured within sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Securities as provided in Section 7.02;

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days;

(h) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Managers; or

(i) the failure by the Company to pay final judgments aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of sixty (60) days.

SECTION 7.02 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default under Sections 7.01(g) or (h) shall have occurred and be continuing with respect to Securities of any series at the time Outstanding, then the principal amount of, premium, if any, and accrued interest, if any, on all of the Securities of such series then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default shall have occurred and be continuing with respect to Securities of any series at the time Outstanding, then in every such case the Trustee or the Holders of not less than twenty-five percentum (25%) in principal amount of the Securities of such series then Outstanding may declare the principal amount of all of the Securities of such series then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable; provided that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Trustee or the Holders of not less than twenty-five percentum (25%) in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Securities of any one of such series.

(b) At any time after such a declaration of acceleration of the maturity of the Securities of any series then Outstanding shall have been made, but before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article Seven, such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(i) the Company shall have paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest, if any, on all Securities of such series then Outstanding;

(B) the principal of and premium, if any, on any Securities of such series then Outstanding which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Securities;

(C) interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful; and

(D) all amounts due to the Trustee under Section 8.07; and

(ii) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 7.13.

(c) No such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 7.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) If an Event of Default described in Sections 7.01(a) or (b) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.07. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

(b) If an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series then Outstanding by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 7.04 Application of Money Collected. Any money collected by the Trustee pursuant to this Article Seven shall be applied in the following order, to the extent permitted by law, and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.07;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law;

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 7.04.

SECTION 7.05 Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 8.07) and of the Holders allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 8.07.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.06 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture, or on the Securities endorsed thereon, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 7.07 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of at least twenty-five percentum (25%) in aggregate principal amount of the Securities then Outstanding of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;

it being understood and intended that no one or more of the Holders of Securities of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of any series or to obtain or to seek to obtain priority or preference over any other Holders of Securities of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 7.08 Unconditional Right of Holders to Receipt of Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 7.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 7.10 Rights and Remedies Cumulative. Except as otherwise provided in Section 3.06(f), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 7.12 Control by Holders of Securities. If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in principal amount of the Securities of such series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; provided, further, that:

(a) such direction shall not be in conflict with any applicable Governmental Rule, this Indenture or the Pari Passu Intercreditor Agreement, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Securities of such series not taking part in such direction; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Prior to taking any action under this Section 7.12, the Trustee shall be entitled to indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action hereunder.

SECTION 7.13 Waiver of Past Defaults.

(a) The Holders of a majority in principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all the Securities of such series then Outstanding waive any past default with respect to such series hereunder and its consequences, except a default:

(i) in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series then Outstanding; or

(ii) in respect of a covenant or provision hereof which under Section 11.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series or the affected Tranche thereof.

(b) Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.14 Undertaking for Costs. The Company and the Trustee agree, and each Holder by its acceptance of a Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, all in the manner, to the extent and except as provided in the Trust Indenture Act; but the provisions of this Section 7.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percentum (10%) in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 7.15 Waiver of Stay, Extension or Usury Laws. To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any stay, extension or usury law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to Securities of any series,

(i) the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of willful misconduct on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of Section 8.01(a);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Securities of any one or more series then Outstanding, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

SECTION 8.02 Notice of Defaults. The Trustee shall give notice of any default hereunder with respect to the Securities of any series to the Holders of Securities of such series in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 7.01(c), no such notice to Holders shall be given until at least seventy-five (75) days after the occurrence thereof; and provided, further, that, subject to the provisions of Section 8.01, the Trustee shall not be deemed to have knowledge of such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) the Trustee shall have received written notice thereof from the Company or any Holder and such notice references the Securities of such series and this Indenture. For the purpose of this Section 8.02, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series.

SECTION 8.03 Certain Rights of Trustee. Subject to the provisions of Section 8.01 and to the applicable provisions of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b) any request, direction or act of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Managers may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it complying with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities, or by any Holder of such Securities;

(i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities; and

(n) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 8.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in any disclosure materials and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 8.05 May Hold Securities. Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 8.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 8.07 Compensation and Reimbursement.

(a) The Company agrees:

(i) to pay to the Trustee from time to time such compensation as agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(iii) to indemnify, defend, protect and hold the Trustee harmless from and against any and all loss, liability, damage, cost or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), that the Trustee may suffer or incur arising out of or in connection with the acceptance or administration of the Indenture or the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and including any loss, liability or expense incurred by it arising out of or in connection with its performance as an Authorized Representative and Secured Party under the Pari Passu

Intercreditor Agreement (including, without limitation, any obligations incurred by the Trustee under any indemnification provisions under the Pari Passu Intercreditor Agreement), except to the extent that any such loss, liability or expense may be attributable to its gross negligence or willful misconduct.

(b) As security for the performance of the obligations of the Company under this Section 8.07, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 6.03 (except moneys payable to the Company as provided in Section 6.03). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(d) The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 8.08 Disqualification; Conflicting Interests. If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 3.10(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

SECTION 8.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be:

(a) a corporation or association organized and doing business under the laws of the United States any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Ten Million Dollars ($10,000,000) and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09 or the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

SECTION 8.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Eight shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Securities of such series then Outstanding upon thirty (30) days prior written notice delivered to the Trustee, and to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within thirty (30) days after the Trustee is removed, the Trustee being removed may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six (6) months;

(ii) the Trustee shall cease to be eligible under Section 8.09 or Section 3.10(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company may remove the Trustee with respect to all Securities or (y) subject to Section 7.14, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by Section 8.10(d)(y)), with respect to the Securities of one or more series, the Company shall take prompt steps to appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If, after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Securities of such series then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a bona fide Holder of a Security of such series for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee or Trustees with respect to the Securities of one or more series, (i) an instrument executed by an Authorized Officer of each of the Company appointing a successor Trustee or Trustees with respect to such series, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee or Trustees in accordance with Section 8.11, the Trustee or Trustees with respect to such series, shall be deemed to have resigned as contemplated in Section 8.10(b), the successor Trustee or Trustees shall be deemed to have been appointed by the Company pursuant to Section 8.10(e) and such appointment shall be deemed to have been accepted as contemplated in Section 8.11, all as of such date, and all other provisions of this Section and Section 8.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with Section 8.10(f). This Section 8.10(f) shall not apply with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of any series pursuant to Section 8.10(e).

(g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.

SECTION 8.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon reasonable request of any such successor Trustee, the Company shall execute instruments to more fully and certainly vest in and confirm to such successor Trustee all rights, powers and trusts referred to in Sections 8.11(a) or (b), as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Eight.

SECTION 8.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or association shall be otherwise qualified and eligible under this Article Eight. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 8.13 Preferential Collection of Claims Against Company. If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 3.11(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 3.11(b) of the Trust Indenture Act:

(a) the term “cash transaction” shall have the meaning specified in Rule 11b-4 under the Trust Indenture Act; and

(b) the term “self-liquidating paper” shall have the meaning specified in Rule 11b-6 under the Trust Indenture Act,

in each case as such rule (or any successor rule) shall be in effect at the applicable time.

SECTION 8.14 Appointment of Authenticating Agent.

(a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000) and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation or association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided that such corporation or association shall be otherwise eligible under this Section 8.14.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14.

(d) The Company shall pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 8.14.

(e) The provisions of Sections 3.08, 8.04 and 8.05 shall be applicable to each Authenticating Agent.

(f) If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section 8.14, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series described in the within-mentioned Indenture and authorized by the Officer’s Certificate/indenture supplement thereto/Board Resolution dated                     .

WELLS FARGO BANK, N.A., as Trustee

By:

,
as Authenticating Agent

By:

Authorized Signatory

(g) If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section 8.14 and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE IX

LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

SECTION 9.01 Lists of Holders. Semiannually, not later than June 30 and December 31 in each year, commencing June 30, 2016 and within thirty (30) days of such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

SECTION 9.02 Reports by Trustee and Company. Once this Indenture is qualified under the Trust Indenture Act, if required by the Trust Indenture Act, 60 days after each May 15 beginning with May 15, 2017, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with Trust Indenture Act § 313(a) (but if no event described in Trust Indenture Act § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted) with respect to any events and other matters described in Section 3.13(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. The Company shall notify the Trustee in writing of the listing of any Securities on any securities exchange or any delisting thereof.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

SECTION 10.01 Company May Consolidate, Etc. Only on Certain Terms. The Company shall not directly or indirectly consolidate or merge with any other Person, whether or not the Company is the surviving entity, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Company or its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(a) either (i) the Company is the surviving entity or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition or lease has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such Person being hereinafter sometimes called the “Successor”);

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition or lease has been made assumes all of the Company’s obligations under the Securities then Outstanding and this Indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee;

(c) immediately after such consolidation or merger, no Event of Default exists; and

(d) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such transaction or series of transactions complies with the terms of this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

SECTION 10.02 Successor Substituted. Upon any consolidation or merger or any conveyance or other transfer of all the properties of the Company, as or substantially as an entirety, in accordance with Section 10.01, the Successor shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor had been named as the “Company” herein. Without limiting the generality of the foregoing, the Successor may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Three, authenticate and deliver, Securities. All Securities so executed by the Successor, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefits provided by this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective. The provisions of this Section 10.02 shall not apply in the case of a lease of properties of the Company.

SECTION 10.03 Release of Company Upon Conveyance or Other Transfer. In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 10.01, upon the satisfaction of all the conditions specified in Section 10.01 the Company (such term being used in this Section 10.03 without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee, upon receipt of any Officer’s Certificate and Opinion of Counsel requested pursuant to Section 1.02, shall acknowledge in writing that the Company has been so released and discharged. The provisions of this Section 10.03 shall not apply in the case of a lease of properties of the Company.

SECTION 10.04 Limitation. Nothing in this Indenture shall be deemed to prevent or restrict:

(a) any consolidation or merger after the consummation of which the Company would be the surviving or resulting entity;

(b) any consolidation or merger of any Person all of the outstanding voting securities of which are owned, directly or indirectly, by the Company with or into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

(c) any conveyance or other transfer, or lease, of any part of the properties of the Company which does not constitute the entirety, or substantially the entirety, thereof; or

(d) the approval by the Company of, or the consent by the Company to, any consolidation or merger to which any direct or indirect subsidiary or Affiliate of the Company, may be a party or any conveyance, transfer or lease by any such subsidiary or Affiliate of any of its assets.

ARTICLE XI

SUPPLEMENTAL INDENTURES

SECTION 11.01 Supplemental Indentures Without Consent of Holders.

(a) Without the consent of any Holders, the Company and the Trustee upon the written request of the Company, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Ten;

(ii) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding Securities of one or more specified series, or one or more specified Tranches thereof or to surrender any right or power herein conferred upon the Company;

(iii) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Outstanding Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding;

(iv) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(v) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents or, with the consent of the Collateral Agent, any release of Collateral that becomes effective as set forth in the Security Documents;

(vi) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 2.01 and 3.01;

(vii) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto;

(viii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11(b);

(ix) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities;

(x) to change any place or places where (A) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (B) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (C) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (D) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;

(xi) to cure any ambiguity or mistake, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to add other provisions with respect to matters or questions arising under this Indenture or to make any other changes to the provisions hereof, provided that such additions or other changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect;

(xii) to conform the text of this Indenture or any of the Securities to any provision of the “Description of Notes” section of the offering memorandum dated as of May 12, 2016 corresponding with this Indenture, as described in an Officer’s Certificate, to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or Securities; or

(xiii) to waive the rights of other secured debt holders.

(b) Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended, and

(i) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(ii) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment.

SECTION 11.02 Supplemental Indentures With Consent of Holders.

(a) Subject to the provisions of Section 11.01, with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and, upon the written request of the Company, the Trustee, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Security affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security (other than pursuant to the terms thereof), or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or change the coin or currency (or other property), in which any Security or the premium, if any, or the interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Security, without, in any such case, the consent of the Holder of such Security;

(ii) reduce the amount payable upon the redemption of any Security, in respect of an optional redemption, change the times at which any Security may be redeemed or, once notice of redemption has been given, the time at which they must thereupon be redeemed;

(iii) waive an Event of Default in the payment of principal of, or premium, if any, or interest on the Securities (except a rescission of acceleration of such Securities by the Holders of at least a majority in aggregate principal amount of such Securities and a waiver of the payment default that resulted from such acceleration);

(iv) make any Security payable in money other than that stated in such Security;

(v) impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Securities, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vi) reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 13.04 for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche;

(vii) modify or change any provision of this Indenture affecting the ranking of any Security in a manner adverse to the Holders of such Security; or

(viii) modify any of the provisions of this Section 11.02, Sections 5.11 or 7.13 with respect to the Securities of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section 11.02 or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche); provided, however, that Section 11.02(a)(vii) shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 11.02, or the deletion of this proviso, in accordance with the requirements of Sections 8.11(b) and 11.01(g).

(b) A supplemental indenture which (i) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (ii) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

(c) It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d) Anything in this Indenture to the contrary notwithstanding, if the Officer’s Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Securities of any series or Tranche shall so provide, (i) the Holders of such Securities shall be deemed to have consented to a supplemental indenture containing the additions, changes or eliminations to or from this Indenture which shall be specified in such Officer’s Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (ii) no Act of such Holders shall be required to evidence such consent and (iii) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to such supplemental indenture.

SECTION 11.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eleven or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 8.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 11.04 Effect of Supplemental Indentures. Upon the execution and delivery of any supplemental indenture under this Article Eleven, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article Eleven may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 11.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Eleven shall conform to the requirements of the Trust Indenture Act.

SECTION 11.06 Reference in Securities to Supplemental Indentures. Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eleven may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 11.07 Modification Without Supplemental Indenture. To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to an Officer’s Certificate or a Board Resolution as contemplated by Section 3.01, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Officer’s Certificate or a supplemental Board Resolution, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Officer’s Certificate or supplemental Board Resolution shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Officer’s Certificate or supplemental Board Resolution shall be deemed to be a “supplemental indenture” for purposes of Sections 11.04 and 11.06.

ARTICLE XII

SECURITY

SECTION 12.01 Grant of Security Interest.

(a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities and amounts due hereunder when and as the same shall be due and payable, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Securities and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company hereby covenants to cause (i) an Accession Agreement among the Company, the Trustee and the Intercreditor Agent (pursuant to which the Trustee agrees to be bound by the Pari Passu Intercreditor Agreement), (ii) a certificate signed by an Authorized Officer of the Company certifying that (A) the Obligations are incurred in accordance with the terms of each of the Secured Obligation Documents, in each case as in effect as of the date hereof, and the procedures set forth in Section 4.06 of the Pari Passu

Intercreditor Agreement and (B) the Company has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that each holder of Secured Obligations is secured by the Collateral in accordance with the Security Documents and will continue to be so secured following the incurrence of Indebtedness in respect of this Indenture, and (iii) documentation to evidence the due authorization, execution and delivery of the Accession Agreement referred to in clause (i) above by the Trustee, in each case to be executed (if applicable) and delivered concurrently with this Indenture.

(b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time in accordance with their terms and the Pari Passu Intercreditor Agreement, and authorizes and directs the Trustee to enter into the Accession Agreement described in Section 12.01(a) and to perform its obligations and exercise its rights under the Pari Passu Intercreditor Agreement in accordance therewith and authorizes the Trustee to bind the Holders as set forth in the Pari Passu Intercreditor Agreement. The Company shall do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purpose herein and therein expressed. The Company shall (at its sole cost and expense) take any and all actions required and necessary to cause the Security Documents to create and maintain, as security for the Obligations valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and each Holder, ranking equally in priority with the security interests of each other Secured Party in the same Collateral, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein.

SECTION 12.02 Filings, Recordings and Opinions. (a) The Company will comply with the provisions of the Trust Indenture Act Sections 314(b) and 314(d) (including, without limitation, the provision of an initial and annual Opinion of Counsel under Section 314(b)), in each case following qualification of this Indenture pursuant to Trust Indenture Act, except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Commission, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee and Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Company will furnish such opinion not more than sixty (60) but not less than thirty (30) days prior to June 30 of each year.

(b) Following qualification of this Indenture pursuant to the Trust Indenture Act, if any Collateral is released in accordance with this Indenture or any Security Document, the Trustee shall be entitled to conclusively rely on an Opinion of Counsel and Officer’s Certificate delivered pursuant to Section 1.02, and will, upon written request, deliver a certificate, prepared by the Company and reasonably acceptable to the Trustee, to the Collateral Agent and the Company acknowledging release by the Collateral Agent of such Collateral.

SECTION 12.03 Release. (a) Without prejudice to clause (b)below, if the Company has retired all of its Indebtedness (other than the Securities) that is secured by the Collateral and executed and delivered to the Trustee a certificate signed by a Financial Officer of the Company (and confirmed with respect to clauses (i) and (ii) by the Intercreditor Agent, which confirmation shall not be unreasonably withheld) certifying that (i) the Obligations are the only Secured Obligations under the Pari Passu Intercreditor Agreement, (ii) the Trustee is the only Secured Debt Representative (as defined in the Pari Passu Intercreditor Agreement) party to the Pari Passu Intercreditor Agreement and (iii) to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture, the Trustee shall instruct the Intercreditor Agent to direct the Collateral Agent to release the Liens encumbering the Collateral pursuant to the Security Documents in accordance with Section 7.02(b)(ii) of the Pari Passu Intercreditor Agreement.

(b) Liens encumbering the Collateral pursuant to the Security Documents will be released in accordance with the terms of the Pari Passu Intercreditor Agreement.

SECTION 12.04 Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of itself and the Holders distributed under the Security Documents to make further distributions of such funds to itself and the Holders in accordance with the provisions of Section 7.04 and the other provisions of this Indenture.

ARTICLE XIII

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

SECTION 13.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article Thirteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 13.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 13.01, to be held at such time and (except as provided in Section 13.02(b)) at such place in the Borough of Manhattan, The City of New York, or as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of twenty-five percentum (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in Section 13.02(a), or shall direct the Trustee, in the name and at the expense of the Company to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this Section 13.02(b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches, in the principal amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 13.02(a).

(c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 13.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (i) a Holder of one or more Outstanding Securities of such series or Tranches, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 13.04 Quorum; Action.

(a) The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 13.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.06 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

(b) Except as limited by Section 11.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

(c) Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 13.05 Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.04(g)) of such Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.02(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e) Any meeting duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 13.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 13.07 Action Without Meeting. In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article Thirteen, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 1.04.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND MANAGERS

SECTION 14.01 Liability Solely Corporate. No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, shareholder, officer, manager or director, as such, past, present or future of the Company or of any predecessor or successor corporation of either of them (either directly or through the Company or a predecessor or successor corporation of either of them), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer, manager or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation of either of them, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance and delivery of the Securities.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CLECO CORPORATE HOLDINGS LLC

By:	/s/ Terry L. Taylor
Name: Terry L. Taylor
Title: Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

Signature Page to Indenture